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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: March 1, 2000
                        (Date of earliest event reported)

                        INTERNATIONAL REALTY GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

               0-20180                                  62-1277260
      (Commission File Number)              (IRS Employer Identification No.)

                    Av. Constituyentes 647 Mexico, D.F.       11810
               (Address of principal executive offices)     (Zip code)

                                 (305) 944-8811
              (Registrant's telephone number, including area code)


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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS.

Effective December 31, 1999, International Realty Group, Inc., a Delaware corporation ("IRG"), completed the sale of all of the outstanding capital stock of Appraisal Group International, Inc., a Florida corporation and wholly-owned subsidiary of IRG ("AGII"), to Richard M. Bradbury, IRG's former President and Chief Financial Officer and a former member of IRG's Board of Directors.

The purchase price for AGII's outstanding capital stock was agreed upon by the parties after arms-length negotiations and consisted of: (i) 800,000 shares of IRG Common Stock that Mr. Bradbury transferred to IRG on the closing date of the transaction; and (ii) up to 400,000 shares of IRG Common Stock that Mr. Bradbury will transfer to IRG pursuant to the terms and conditions of a related escrow agreement. Under the escrow arrangement, Mr. Bradbury, from time to time between March 1, 2000 and March 1, 2003, has the option to adjust the number of escrow shares that he will transfer to IRG if, among other things, the then fair market value of IRG Common Stock exceeds $0.50 per share. These shares will be released from escrow on March 1, 2003.

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         10.1 Stock Purchase Agreement, dated as of December 31, 1999, by and between Richard M. Bradbury and IRG.


                                       2
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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INTERNATIONAL REALTY GROUP, INC.


Date: March 15, 2000                      By: /s/ Jaime Serra Pliego
                                             -----------------------------------
                                              Jaime Serra Pliego
                                              Chief Executive Officer and
                                              Acting Chief Financial Officer